AG Mortgage Investment Trust, Inc. Investor Presentation June 2021

NYSE: MITT Forward Looking Statements: This presentation includes "forward-looking statements" within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995 related to dividends, book value, our investments, our business and investment strategy, investment returns, return on equity, liquidity, financing, taxes, our assets, our interest rate sensitivity, and our views on certain macroeconomic trends and conditions, among others. Forward-looking statements are based on estimates, projections, beliefs and assumptions of management of our Company at the time of such statements and are not guarantees of future performance. Forward-looking statements involve risks and uncertainties in predicting future results and conditions. Actual results could differ materially from those projected in these forward-looking statements due to a variety of factors, including, without limitation, the uncertainty and economic impact of the COVID-19 pandemic and of responsive measures implemented by various governmental authorities, businesses and other third parties; our ability to continue executing on our strategic goals, including our ability to drive growth and become a leader in the expanding Non-Agency residential loan space; our ability to prudently grow our Non-Agency loan portfolio by delivering origination partners attractive product offerings or otherwise; whether growth in the new origination Non-Agency mortgage space will occur as anticipated or at all; whether market, regulatory and structural changes will result in the market opportunities we expect or at all, and whether we will be able to capitalize on such opportunities in the manner we anticipate; the timing of and our ability to exit legacy, non-core assets; liquidity levels; our levels of leverage, including our levels of non-recourse financing; ability to complete securitizations on the terms and structures anticipated, including our ability to achieve projected returns on equity; changes in our business and investment strategy; our ability to predict and control costs; changes in interest rates and the fair value of our assets, including negative changes resulting in margin calls relating to the financing of our assets; changes in the yield curve; the timing and amount of stock issuances pursuant to our ATM program or otherwise; changes in prepayment rates on the loans we own or that underlie our investment securities; increased rates of default or delinquencies and/or decreased recovery rates on our assets; our ability to realize anticipated benefits of our investment in Arc Home; the performance of Arc Home and its impact on our performance; whether we will continue to purchase Non-QM loans from Arc Home at the pace anticipated or at all; the level of support from our manager; the availability of and competition for our target investments; our ability to obtain and maintain financing arrangements on terms favorable to us or at all; changes in general economic conditions in our industry and in the finance and real estate markets, including the impact on the value of our assets; conditions in the market for Residential Investments, Agency RMBS, and Commercial Investments; legislative and regulatory actions by the U.S. Department of the Treasury, the Federal Reserve and other agencies and instrumentalities in response to the economic effects of the COVID-19 pandemic; how COVID-19 may affect us, our operations and personnel; the forbearance program included in the Coronavirus Aid, Relief, and Economic Security Act; our ability to make distributions to our stockholders in the future at current levels or at all; our dividend coverage; our ability to maintain our qualification as a REIT for federal tax purposes; and our ability to qualify for an exemption from registration under the Investment Company Act of 1940, as amended. Additional information concerning these and other risk factors are contained in our filings with the Securities and Exchange Commission ("SEC"), including those described in Part I – Item 1A. “Risk Factors” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, as such factors may be updated from time to time in our periodic filings with the SEC. Copies are available free of charge on the SEC's website, http://www.sec.gov/. All forward looking statements in this presentation speak only as of the date of this presentation. We undertake no duty to update any forward-looking statements to reflect any change in our expectations or any change in events, conditions or circumstances on which any such statement is based. All Company financial information in this presentation is as of March 31, 2021, unless otherwise indicated. Non-GAAP Financial Information: In addition to the results presented in accordance with GAAP, this presentation includes certain non-GAAP financial results and financial metrics derived therefrom, including Core Earnings, investment portfolio, financing arrangements, and economic leverage ratio, which are calculated by including or excluding unconsolidated investments in affiliates or, with respect to our equity allocation calculation, by allocating all non-investment portfolio related assets and liabilities to our investment portfolio categories based on the characteristics of such assets and liabilities, as described in the footnotes to this presentation. Our management team believes that this non-GAAP financial information, when considered with our GAAP financials, provides supplemental information useful for investors as it enables them to evaluate our current core performance using the same metrics that management uses to operate the business. Our presentation of non-GAAP financial information may not be comparable to similarly-titled measures of other companies, who may use different calculations. This non-GAAP financial information should not be considered a substitute for, or superior to, the financial measures calculated in accordance with GAAP. Our GAAP financial results and the reconciliations of the non-GAAP financial measures included in this presentation to the most directly comparable financial measures prepared in accordance with GAAP should be carefully evaluated. This presentation may contain statistics and other data that has been obtained or compiled from information made available by third-party service providers. We have not independently verified such statistics or data. This presentation is for informational purposes only and does not constitute an offer to sell or a solicitation of an offer to buy any securities of the Company. 2 Forward Looking Statements and Non-GAAP Financial Information

Table of Contents

I. AG MITT's Focused Mission……..……………………… 4

II. About Angelo Gordon and AG MITT…………………... 6

III. Market Opportunity: Non-Agency Residential Loans…… 11

A-I. Q1 2021 Financial Performance....……………………..... 19

A-II. Glossary....………………………………….…………..... 31

NYSE: MITT 3

AG MITT’s Focused Mission Section I: 4NYSE: MITT

5NYSE: MITT AG MITT’s Focused Mission Non-Agency Residential Loans Non-Agency Residential Loan Opportunity  Recent regulatory and structural changes have created a dynamic investment period within the Non- Agency new origination mortgage market  Current and anticipated market conditions demonstrate a large need for private capital to fund borrowers unable to access credit from the GSEs Pure-Play Residential Credit Mortgage REIT  Focus on credit-sensitive investments in newly originated Non-Agency residential loans  Maintain flexibility to opportunistically invest in seasoned residential loans and related securities  Prudently exit legacy, non-core assets and reposition portfolio by investing in residential loans Strategic Advantage  Vertically integrated origination platform through our ownership in Arc Home, a licensed mortgage originator  Active management and monitoring of our residential loan portfolios and third-party servicers through Red Creek Asset Management, an affiliate of Angelo Gordon Proven Investment Platform  15-year seasoned, 20+ person investment team managing in excess of $6bn of capital in structured products  Recent addition of Nicholas Smith as AG MITT’s new CIO, bringing approximately 20 years of experience investing in the residential loan market  Executed 31 securitizations on proprietary “GCAT” shelf supported by >50 debt investors  Deep relationships with 5 origination partners, inclusive of Arc Home, and actively growing our acquisition channels  Manager with aligned interests which demonstrated substantial support and a commitment to AG MITT throughout the market turbulence caused by the COVID-19 pandemic With AG MITT’s strategic advantages and proven platform, we are executing our strategy to drive growth and become a leader in the expanding Non-Agency residential loan space

About Angelo Gordon and AG MITT Section II: 6NYSE: MITT

7NYSE: MITT Angelo Gordon * As of March 31, 2021. ** Approximate as of December 31, 2020. Includes GP, affiliate and employee related investments and accrued performance allocations. Includes committed, but uncalled capital. A leading privately held alternative investment firm with a focus on Credit and Real Estate strategies U.S. OFFICES New York Chicago Los Angeles Houston San Francisco Washington, DC Investment Professionals 162 Staff 310  1988 company founded  100% owned by AG founders and employees, and their related parties  $44 billion Assets Under Management*  Over 550 employees*  Headquartered in New York with offices globally  Angelo Gordon and employees have approximately $1 billion of capital in our funds** EUROPE OFFICES London Frankfurt Amsterdam Milan Investment Professionals 29 Staff 23 ASIA OFFICES Hong Kong Seoul Tokyo Singapore Investment Professionals 17 Staff 17

8NYSE: MITT AG Mortgage Investment Trust AG MITT is well positioned to utilize its differentiated and established infrastructure to both manufacture and acquire Non-Agency residential loans Hybrid mortgage REIT with a focus on acquiring Non- Agency residential loans Securitization platform used to structure liquid securities for Non-Agency investors Finance investment portfolio primarily through low cost, non-recourse, non-MTM financing Retained tranches of GCAT securitizations provide attractive risk-adjusted returns for our stockholders AG MITT’s multi-channel mortgage lender operating on a national scale One of the first originators post COVID to re-introduce Non-QM origination while also taking advantage of historically high margins within the GSE space An affiliate of Angelo Gordon managing third-party loan servicers and driving returns through active asset management

Deep Relationships  Cultivating and developing relationships with experienced loan originators  Flexible framework enables us to meet the specific needs of each originator  Focus on building on-going and long-lasting relationships that are mutually beneficial to AG MITT and the originator Established Investment Team  Seasoned portfolio managers and business professionals with extensive industry experience who are experts in their respective roles  Angelo Gordon, inclusive of AG MITT, has purchased over $9.7 billion and liquidated over $8.0 billion of RPL and NPL loans since 2013, and purchased $3.4 billion of Non-QM loans from December 2017 through May 2021 9NYSE: MITT AG MITT’s Strategic Advantage Residential Loan Investments and Securitization Comprehensive Residential Loan Investment Platform Integrated Platform  Sourcing investment opportunities in newly originated Non-Agency residential loans  Purchasing loans via flow arrangements or bulk transactions from our origination partners, inclusive of Arc Home  Securitizing loans through our established “GCAT” shelf  Corporate resources, support, and oversight provided by Angelo Gordon Proprietary Technology  Proprietary inventory management system focused on providing an efficient purchase process to reduce operational stress on origination partners  Continued commitment to creating innovative solutions for our originators to manage their pipelines from lock date through settlement date Platform Proprietary Technology Established Investment Team Deep Relationships

10NYSE: MITT AG MITT Leadership Team Investment Professionals with significant experience within the residential mortgage market executing AG MITT’s strategy through an opportunistic and disciplined approach Angelo Gordon Resources Trading & Origination Asset Financing Research & Analytics Accounting & Operations Legal & Compliance Information Technology Risk Management David Roberts Chairman and Chief Executive Officer T.J. Durkin President Nicholas Smith Chief Investment Officer • Joined Angelo Gordon in 1993 • Managing Director and member of Angelo Gordon’s Advisory Board and Executive Committee • Head of strategy and responsible for helping start and grow a number of Angelo Gordon’s businesses • Created and served for over 15 years as Lead Director of publicly traded PRA Group, Inc. (formerly Portfolio Recovery Associates, Inc.), a former Angelo Gordon portfolio company whose primary business is the purchase, collection, and management of NPLs • Joined Angelo Gordon in 2008 • Managing Director and member of Angelo Gordon’s Advisory Board and Executive Committee • Co-Head of Angelo Gordon’s Structured Credit Platform • Served as AG MITT’s Chief Investment Officer from October 2017 through April 2021 • Served as Managing Director at Bear, Stearns & Co on the Non-Agency Trading Desk focused on the structuring and trading of multiple asset classes • Joined Angelo Gordon in April 2021 • Served as the Head of Non-Agency Residential Mortgage Trading and Asset- Backed Securities Trading at Bank of America Securities, leading a team of over 30 professionals • Built and oversaw Bank of America Securities’ Whole Loan Purchase Program • Served as Director on Guggenheim Securities’ Residential Mortgage Trading and Banking team and on Bear Stearns’ Residential Mortgage Finance and Trading team

Market Opportunity: Non-Agency Residential Loans Section III: 11NYSE: MITT

Market Opportunity

Recent regulatory and structural changes in the residential loan market have created a dynamic environment for investment specifically in Non-Agency products

Consumer Fundamentals

- ✓ Mortgage credit availability at **near decade lows**
- ✓ Continued **improvement in consumer credit**
- ✓ **Strong housing market** and consumer demand

Market Conditions

- ✓ Increasing **segment of well qualified borrowers underserved** by Government and GSEs
- ✓ **Significant demand** from Non-Agency investors
- ✓ Expecting regulatory changes to drive prudent **product expansion, volumes and returns** as "Name-Brand" Originators enter the market for the first time since the Great Financial Crisis

$150+ billion
Non-Agency Residential Loan Opportunity

Regulatory Shifts

- ✓ **"The Patch"(1) Expiry** on July 1, 2021 and related replacement of rigid Appendix Q(2) are expected to **create underwriting efficiencies** and **enhance opportunity for private capital**

Declining GSE Footprint

- ✓ **Acquisition limits** on loans secured by second homes, investment properties and loans with multiple higher risk characteristics
- ✓ **Lower cap** on the GSE's retained mortgage portfolios
- ✓ Continued focus on **GSE reform**

Technology

- ✓ Ability for originators to **apply technological advancements**
- ✓ Replacing Appendix Q has better aligned the risk reward of automation and product development

(1) A temporary category of Qualifying Mortgages "QM" (known as "The Patch") for loans eligible to be purchased or guaranteed by the GSEs; "The Patch" is set to expire on July 1, 2021
(2) Part of CFPB's Ability-to-Repay rule that contains standards for calculating and verifying a borrower's debt and income. In connection with January 2021 amendments to the Preferred Stock Purchase Agreements for Fannie Mae and Freddie Mac, Appendix Q was replaced with an interest rate threshold and "consider and verify" framework. As a result, mortgages will be designated based on the percentage amount a borrower's Annual Percentage Rate (APR) exceeds the Average Prime Offer Rate (APOR) for first lien mortgage loans.

AG MITT AG MORTGAGE Investment Trust, Inc.
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13NYSE: MITT Non-Agency Market Overview (1) Bank of America Global Credit Research June 2021. (2) AG Survey conducted June 2021. (3) Source: BofA Global Research, Intex, Federal Reserve, Fannie Mae, Freddie Mac, Ginnie Mae. In today’s market conditions, there is a substantial need for private capital to support housing finance activities for borrowers unable to access credit from the GSEs Greater than $11 trillion overall mortgage market $1.5 - $2 trillion of annual mortgage production ~10% - 20% of private capital supported mortgage market pre-2008 Today ~4% represents Non-Agency production ~$32 billion current outstanding Non-QM market(1) Mortgage Landscape Expect significant growth in most segments of the Non-Agency residential loan space ~$25 billion of Non-QM production expected in 2021(2) Potential for $150 - $200 billion of annual Non-Agency production based on a return to pre-2008 levels Opportunity Set - 2,000 4,000 6,000 8,000 10,000 12,000 GSE Government Portfolio Non-Agency 2008: Non-Agency = 15% of Total 2020: Non-Agency = 4% of Total Mortgages Outstanding Over Time (USD $bn) (3)

14NYSE: MITT The Funding Gap for Creditworthy Borrowers (1) Source: eMBS, CoreLogic, HMDA, IMF, and Urban Institute. Measures of mortgage credit availability suggest a significant financing gap for Non-Agency borrowers 0 2 4 6 8 10 12 14 16 18 1999 2002 2004 2006 2008 2011 2013 2015 2017 2020 H ou si ng C re di t A va ila bi lit y In de x – U rb an In st itu te Total default risk Borrower risk Product risk Reasonable lending standards Rules promulgated post-Great Financial Crisis were intended to prevent risky forms of mortgage lending with a common-sense “Ability to Repay” standard However, the specific ways that standard was implemented have caused a number of creditworthy borrowers to be underserved This funding gap is comprised of different types of well qualified borrowers that fall within one or more categories below: Mortgage Credit Box at Historic Tights (1) Loan Type Borrower Issue Expanded Prime Borrowers slightly outside “the box” due to minor deviations in FICO, DTI or LTV that typically have significant compensating factors. Prior Credit Event Borrowers with previous credit problems that are well along the way of re-establishing their credit worthiness both in terms of assets and income. Alternative Documentation Borrowers with more complicated forms of income verification than typical W-2 borrowers. Often these borrowers are self-employed or business owners. Business Purpose Investor loans for One to Four Unit Rental Properties. Foreign National Borrowers without permanent U.S. residence and, or lack of US based credit history.

AG MITT's Non-Agency Growth

Substantial acquisition opportunities through both Arc Home and origination relationships built by the Angelo Gordon investment team

Competitive Advantage in the Non-Agency space

20+ investment team professionals

Recent addition of AG MITT's new CIO, Nicholas Smith, puts AG MITT in a strong position to capitalize on the new and persistent market opportunity

5 loan origination partners

Actively expanding our acquisition channels

Sourcing and market knowledge

Leveraging Angelo Gordon's platform and presence in the credit markets

Proven capital markets experience

9 rated and 22 non-rated loan securitizations issued since 2013 through Angelo Gordon's "GCAT" shelf

Fully staffed Asset Manager

Red Creek Asset Management provides strong oversight and management of loan and counterparty performance post purchase

Non-QM Growth at AG MITT and Arc Home



(in millions)
$150
$100
$50
$-
Jan-21
Mar-21
May-21
MITT Non-QM Buys
Arc Home Non-QM Originations

- AG MITT acquired over **$1.4 billion** of Non-QM loans from 2017 through May 2021
- AG MITT purchased **$0.5 billion** of Non-QM loans year to date through May 2021
- Arc Home has originated **$0.4 billion** of Non-QM loans year to date through May 2021, of which AG MITT has acquired ~50%
- AG MITT expects to continue monthly purchases from Arc Home and origination partners to grow our Non-QM portfolio throughout 2021

AG MORTGAGE Investment Trust, Inc.

ARC HOME

REDCREEK WHOLE LOAN ASSET MANAGEMENT SERVICES

AG MORTGAGE Investment Trust, Inc.
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AG MITT's GCAT Securitization Strategy

Providing liquidity to the housing market while investing in residential assets with forecasted equity returns of 14-18% and emphasizing securitization for term, non-MTM financing

Non-QM purchases of $0.5 billion in 2021 through May

Leveraging the strength of our partnerships with originators; Collaborating to develop and maintain a reliable credit box; Strong oversight of loan and counterparty performance post-purchase

Acquiring loans from certain Community Development Financial Institutions

Incorporating ESG principles through impact investing; Providing liquidity to borrowers in certain underserved communities

Established financing facilities

Multiple counterparties providing capacity to aggregate and finance loans at an advance rate of 85-90%

Securitization enables non-recourse, non-MTM financing

Covers 90-95% of the capital structure at attractive fixed-rate cost of funds

Projected 14-18% ROE post-securitization

Retaining 5-10% of equity and levering subordinate tranches at an advance rate of 55-70%

Hypothetical Securitization Example



$250mm Acquisitions
$250mm
90-95%
AAA
AA
A
BBB
BB
5-10%
Non-IG
Residual
IO
GCAT Shelf
✓ Sold to debt investors at a fixed interest rate
✓ Non-MTM financing
✓ Retained for investment
✓ 14 - 18% ROE

AG MITT AG MORTGAGE Investment Trust, Inc.
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GCAT 2021-NQM2 – Transaction Overview (June 2021)

AG MITT securitized a pool of ~$210mm of Non-QM loans, securing non-MTM, term financing through a Rated securitization with a 16% projected IRR on retained securities

Key Terms

	Key Terms
Terms	▪ Bonds Sold: AAA to BB ▪ Cost of Funds: 1.3% ▪ Advance Rate on fair value of the structure: 90.8%
Underlying Asset	▪ ~$210 mm Non-QM mortgages ▪ Sourced from 5 originators (including Arc Home) ▪ 69.7% average LTV ▪ 739 FICO ▪ 5.2% weighted average coupon
Use of Proceeds	▪ Secure low cost, term financing ▪ Payoff existing mark-to-market warehouse line ▪ Support ongoing growth of the Non-QM platform
Other	▪ Fixed rate, Non-recourse, Non-MTM financing of the capital structure ▪ Retained securities target mid-teens returns with recourse leverage ▪ Callable at the earlier of 2yrs or 30% collateral factor

Executing our Securitization Strategy

- Aggregated and securitized **~$210mm** of Non-QM mortgage loans
- Created a **proprietary investment opportunity** through origination counterparties selection, pre-acquisition diligence oversight and active servicer oversight/asset management post-acquisition
  - Represents the **31st securitization (8th Non-QM securitization)** issued off the **GCAT shelf**
- Utilized **loan level credit underwriting and prepayment models**; reviewed in accordance with AG's **rating agency approved** loan aggregation procedures
- **Projected IRR of 16%** on the retained securities; **non-recourse, non-mark-to-market financing** on 96.8% of UPB
- Our **relationships utilized to source the underlying loans** and **established securitization shelf** make this transaction **difficult to replicate**

	Class	Rating	Balance	C/E	Yield	Dur	MV
SOLD	A-1	AAA	148,898,000	29.10%	1.006	2.084	148,895,216
SOLD	A-2	AA	16,066,000	21.45%	1.206	2.076	16,065,780
SOLD	A-3	A	21,946,000	11.00%	1.456	2.065	21,945,693
SOLD	M-1	BBB	10,396,000	6.05%	2.507	3.736	10,395,696
SOLD	B-1	BB	6,090,000	3.15%	3.357	3.660	6,089,856
RETAINED	A-1X	AAA	148,898,000	N/A	3.500	0.923	6,926,467
RETAINED	B-2	B	3,991,000	1.25%	4.250	3.444	3,990,534
RETAINED	B-3	NR	2,625,238	0.00%	8.000	3.337	2,338,703
RETAINED	AIOS	NR	210,012,238	N/A	10.000	1.381	1,247,928
RETAINED	X	NR	210,012,238	N/A	12.000	1.966	6,112,532

AG MORTGAGE Investment Trust, Inc.
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CDFI Partnerships & Impact Investing

Recognizing the increasing importance of ESG principles, AG MITT partners with CDFIs to acquire investments delivering both Financial and Social returns

- One way AG MITT incorporates ESG principles in its investment strategy is by purchasing loans from certain Community Development Financial Institutions (CDFIs)
- CDFI lending fosters economic opportunity
  - CDFIs earn and maintain their designation from the US Treasury by lending to certain underserved communities
  - CDFI lending is not limited to low-income borrowers, but can also provide assistance directly or indirectly to small and medium size businesses
- CDFI loans are exempt from Ability To Repay compliance
  - Exemption from Ability To Repay remains in place for the life of the loan (even if the loan is sold, assigned or transferred to a non-CDFI)
  - CDFI loans are not subject to the civil liability provisions of the Ability To Repay rule
- The income, asset and employment verification requirements utilized by these CDFIs are generally in-line with other non-CDFI originators
- AG MITT conducts the same 100% pre-purchase loan diligence review and credit oversight on CDFI and non-CDFI loans

CERTIFIED CDFI U.S. Department of the Treasury

AG MITT AG MORTGAGE Investment Trust, Inc.

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Q1 2021 Financial Performance Appendix I: 19NYSE: MITT

Financial Performance • $4.92 Book Value per share and $4.76 Adjusted Book Value per share as of March 31, 2021, as compared to $4.13 and $3.94 as of December 31, 2020, respectively1,2 ◦ Adjusted Book Value subtracts the full liquidation preference of our preferred stock from total equity, which does not reflect underwriting discounts and offering expenses incurred at issuance that impact our Book Value ◦ Adjusted Book Value per share increased $0.82, or 20.8%, primarily due to mark-to-market gains on our Residential and Commercial portfolios, as well as income generated at Arc Home • Quarterly Economic Return of 22.3%3 • $0.91 of Net Income per diluted common share for Q1 2021, as compared to $1.16 for Q4 20201 ◦ Includes retrospective adjustment of $0.01 per share in Q1 2021 related to our agency portfolio • $0.08 of Core Earnings per share for Q1 2021, as compared to $0.22 for Q4 20201,4 ◦ Q4 2020 Core Earnings per share was elevated by record origination volumes produced by Arc Home coupled with elevated gain on sale margins experienced throughout the industry First Quarter Activity • Continued to reposition our investment portfolio, increasing our concentration of residential investments through the acquisition of Non-QM Loans and Agency RMBS • Declared dividends of $0.06 per common share in March 2021 • Declared and paid $5.0 million of preferred dividends during the quarter • Exchanged 0.5 million shares of preferred stock, at a slight discount to par, for 2.8 million shares of common stock in a private exchange offer • Utilized ATM program to raise approximately $10.0 million in net proceeds through the issuance of approximately 2.2 million shares of common stock at a weighted average price of $4.53 per share 20NYSE: MITT Q1 2021 Performance and Highlights

Q1 2021 Portfolio and Financing Update

Investment Portfolio

- $1.9 billion Investment Portfolio[5,6] and 2.6x Economic Leverage Ratio[7] as of March 31, 2021, as compared to $1.4 billion and 1.5x, respectively, as of December 31, 2020
  - Increased our Non-QM Loan and Agency RMBS portfolios through net purchases of $208.5 million and $443.6 million, respectively
  - Sold two Commercial Loans and several CMBS and Non-Agency RMBS to support growth in our residential portfolios

Financing

- $1.2 billion of MTM recourse financing and $422.9 million of non-MTM non-recourse financing as of March 31, 2021, as compared to $580.1 million and $466.3 million, respectively, as of December 31, 2020[(a)]
  - At March 31, 2021, MITT had total liquidity of $51.6 million of cash, as compared to total liquidity of $54.2 million as of December 31, 2020
- Repaid $10 million secured note and accrued interest to our Manager upon maturity on March 31, 2021

	12/31/2019	3/31/2020	6/30/2020	9/30/2020	12/31/2020	3/31/2021
Yield on Investment Portfolio[8]	4.8%	6.0%	6.5%	5.3%	4.4%	**4.4%**
Cost of Funds[9]	2.3%	3.3%	3.8%	3.0%	2.1%	**1.7%**
Net Interest Margin[10]	2.5%	2.7%	2.7%	2.3%	2.3%	**2.7%**
Economic Leverage Ratio[7]	4.1x	3.3x	0.8x	0.9x	1.5x	**2.6x**

Note: Cost of funds and NIM shown include the costs or benefits of any interest rate hedges.
(a) As of March 31, 2021, total financing of $1.6 billion includes financing arrangements of $1.2 billion, collateralized by various asset types in our investment portfolio, and securitized debt of $344.4 million, collateralized by Re/Non-Performing Loans. As of December 31, 2020, total financing of $1.0 billion includes financing arrangements of $680.8 million, collateralized by various asset types in our investment portfolio; securitized debt of $355.2 million, collateralized by Re/Non-Performing Loans; and a secured loan from the Manager of $10.4 million.6

AG MITT AG MORTGAGE Investment Trust, Inc.
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Fair Value (mm) Percent of Fair Value Allocated Equity (mm)11 Percent of Equity Residential Investments(a) $876.8 46.2% $281.9 61.9% Agency RMBS(a) 918.8 48.4% 111.0 24.4% Commercial Investments 104.0 5.4% 62.4 13.7% Total Investment Portfolio $1,899.6 100.0% $455.3 100.0% Investment Portfolio Highlights • Continued focus on repositioning our portfolio through investing in residential whole loans • Current quarter increase in Residential Investments, specifically in Non-QM Loans facilitated through Arc Home's origination growth in the product offering as well as acquisitions from third party originators • Increased our Non-QM portfolio to represent 18.9% of our Investment Portfolio at quarter end, up from 11.0% as of December 31, 2020 • Approximately $0.3 billion of Non-QM Loans aggregated for future securitizations as of March 31, 2021, while continuing to grow this population subsequent to quarter end Q1 2021 Investment Portfolio Composition5,6 (a) As of March 31, 2021, the table above includes fair value of $217.4 million of Residential Investments and $0.4 million of Agency RMBS that are included in the “Investments in debt and equity of affiliates” line item on our consolidated balance sheet. These Residential Investments include $149.0 million of Non-QM Loans, $45.7 million of Re/Non-Performing Loans, and $22.7 million of Land Related Financing. NYSE: MITT 22

Description Fair Value (mm) Weighted Average Yield 8 Percent of Residential Portfolio Fair Value Percent of Investment Portfolio Fair Value Re/Non-Performing Loans(a) $480.9 7.0% 54.8% 25.3% Non-QM Loans(b) 358.4 7.1% 40.9% 18.9% Non-Agency RMBS(c) 14.8 13.6% 1.7% 0.8% Land Related Financing 22.7 14.6% 2.6% 1.2% Total Residential Investments(d) $876.8 7.4% 100.0% 46.2% Residential Investments Activity • Purchased $208.5 million of Non-QM Loans, $59.2 million of which were purchased from Arc Home • Sold several Prime, Non-U.S. RMBS, and Credit Risk Transfer positions for proceeds of $23.2 million Transactions Subsequent to Quarter End • Purchased $154.2 million of Non-QM Loans, $47.3 million of which were purchased from Arc Home • We amended or entered into financing arrangements to increase our maximum uncommitted borrowing capacity to finance Non-QM Loans to $800 million • Participated in a rated Non-QM securitization alongside other Angelo Gordon funds, which termed out repo financing into lower cost, fixed rate, long-term financing related to Non-QM loans with a fair value of $171.4 million ◦ Maintained exposure to the securitization through an interest in the subordinated tranches Q1 2021 Residential Portfolio Details (a) Consolidated whole loan positions as well as whole loans purchased from affiliates of our Manager in securitized form. (b) Includes Non-QM Loans as well as Non-QM positions held in securitized form, of which $149.0 million is recorded within the “Investments in debt and equity of affiliates” line item on our consolidated balance sheet. (c) Comprised of Prime, Alt-A/Subprime, Credit Risk Transfer, Non-US RMBS, RMBS Interest Only and Excess MSRs. (d) The total funding cost and NIM for Residential Investments is 2.8% and 4.6%, respectively. NYSE: MITT 23

• 3.3% constant prepayment rate (“CPR”) on the Agency RMBS investment portfolio for Q1 2021. • Reduced prepayment speeds are representative of low coupon, new origination collateral characteristics. Description Fair Value (mm) Weighted Average Yield 8 Percent of Agency Portfolio Fair Value Percent of Investment Portfolio Fair Value 30 Year Fixed Rate $915.5 1.6% 99.6% 48.2% Excess MSRs 3.3 4.1% 0.4% 0.2% Total Agency RMBS(a) $918.8 1.6% 100.0% 48.4% Q1 2021 Agency Portfolio Details (a) The total funding cost and NIM for Agency RMBS is 0.1% and 1.5%, respectively. (b) Loan Balance: Pools made up of loans with original balances less than $200,000. (c) Geography: Pools made up of loans originated in states that offer favorable prepayment profiles. (d) Investor: Pools made up of loans on non-owner occupied properties or investment properties. NYSE: MITT 24

Description Fair Value (mm) Weighted Average Yield 8 Percent of Commercial Portfolio Fair Value Percent of Investment Portfolio Fair Value Single-Asset/Single-Borrower $29.4 4.5% 28.3% 1.5% Freddie Mac K-Series(a) 16.4 8.7% 15.7% 0.8% Commercial Real Estate Loans 58.2 3.1% 56.0% 3.1% Total Commercial Investments(b) $104.0 4.4% 100.0% 5.4% • 27% of our Commercial Investments are fixed rate coupon and 73% are floating rate coupon12 Commercial Investments Activity • Sold two commercial loans for gross proceeds of $74.3 million, releasing unfunded commitments of approximately $28.8 million as of December 31, 2020 • Sold various Single/Asset-Single/Borrower, Conduit and Freddie Mac-K Series positions for proceeds of $17.2 million • Reduced our Commercial Investments portfolio as a percentage of our Investment Portfolio to 5.4% as of March 31, 2021 from 13.1% as of December 31, 2020 Transactions Subsequent to Quarter End • Sold remaining Freddie Mac K-Series positions for total proceeds of $16.8 million • After the Freddie Mac K-Series sale, our Commercial Investment portfolio as a percentage of our Investment Portfolio decreased to less than 5% Q1 2021 Commercial Portfolio Details (a) Comprised of Freddie Mac K-Series and Interest Only which were sold subsequent to quarter end. (b) The total funding cost and NIM for Commercial Investments is 2.8% and 1.6%, respectively. NYSE: MITT 25

• MITT, alongside other Angelo Gordon funds, owns Arc Home,13 a licensed mortgage originator. MITT indirectly owns approximately 44.6% of Arc Home • Arc Home re-entered the Non-QM market in July of 2020 and has since focused its efforts on growth within this product offering ◦ Non-QM originations grew to $187.9 million in Q1 2021 ◦ Increased composition of funding dollars to 15.6% in Q1 2021, as compared to 6.5% in Q4 2020 • Arc Home generated pre-tax net income of $18.1 million in the first quarter ◦ Resulted in net income of $6.3 million for MITT • The tables below provide a summary of Arc Home's comparative performance and Non-QM origination growth: Arc Home Update a) Represents loans yet to be funded whereby the borrower has entered into an interest rate lock agreement. b) Represents the weighted average calculated based on quarterly funding dollars. NYSE: MITT 26

Duration(a) Years Agency RMBS 3.47 Residential Loans(b) 0.88 Hedges (4.05) Subtotal 0.30 Credit Investments,5 excluding Residential Loans(b) 0.16 Duration Gap 0.46 Duration gap was approximately 0.58 years as of December 31, 2020 Duration(a) Years Agency RMBS 1.73 Hedges (2.20) Agency Subtotal (0.47) Residential Loans(b) 0.80 Credit Investments,5 excluding Residential Loans(b) 0.25 Duration Gap 0.58 Duration Gap14 (a) Duration related to financing arrangements is netted within its respective line items. (b) Residential Loans include Re/Non Performing Loans, Non-QM Loans, and Land Related Financing. Duration gap was approximately 0.46 years as of March 31, 2021 NYSE: MITT 27

Amount (000’s) Per Share1 12/31/20 Book Value $ 171,227 $ 4.13 Common dividend (2,791) (0.06) Core earnings 3,474 0.08 Net proceeds from issuance of common stock and preferred share exchange offers(a) 22,247 0.03 Net realized and unrealized gain/(loss) included within equity in earnings/(loss) from affiliates 19,014 0.41 Net realized gain/(loss) (4,038) (0.10) Net unrealized gain/(loss) 19,863 0.43 Transaction related expenses and deal related performance fees 12 — 3/31/21 Book Value $ 229,008 $ 4.92 Change in Book Value 57,781 0.79 3/31/21 Book Value $ 229,008 $ 4.92 Net proceeds less liquidation preference of preferred stock(b) (7,715) (0.16) 3/31/21 Adjusted Book Value(b) $ 221,293 $ 4.76 Book Value Roll-Forward (a) This balance primarily relates to the impact on book value as a result of the preferred stock exchange and usage of the ATM program that occurred during the quarter. (b) Adjusted Book Value is calculated by reducing stockholders' equity by the liquidation preference of our preferred stock. NYSE: MITT 28

Three Months Ended March 31, 2021 Amount (000’s) Per Diluted Share1 Net Income/(loss) available to common stockholders $ 38,683 $ 0.91 Add (Deduct): Net realized (gain)/loss 4,038 0.10 Unrealized (gain)/loss on real estate securities and loans, net 6,658 0.16 Unrealized (gain)/loss on derivative and other instruments, net (26,507) (0.63) Equity in (earnings)/loss from affiliates (26,336) (0.62) Net interest income and expenses from equity method investments 7,322 0.17 Transaction related expenses and deal related performance fees (12) — Foreign currency (gain)/loss, net (14) — (Gains) from Exchange Offer, net (358) (0.01) Core Earnings $ 3,474 $ 0.08 Reconciliation of GAAP Net Income to Core Earnings4 NYSE: MITT 29

1. Diluted per share figures are calculated using diluted weighted average outstanding shares in accordance with GAAP. 2. As of March 31, 2021, book value is calculated using stockholders’ equity less net proceeds of our cumulative redeemable preferred stock ($226.3 million) as the numerator. As of March 31, 2021, adjusted book value is calculated using stockholders’ equity less the liquidation preference of our cumulative redeemable preferred stock ($234.0 million) as the numerator. 3. The economic return on equity for the quarter represents the change in adjusted book value per share from December 31, 2020 to March 31, 2021, plus the common dividends declared over that period, divided by adjusted book value per share as of December 31, 2020. 4. We define Core Earnings, a non-GAAP financial measure, as Net Income/(loss) available to common stockholders excluding (i) (a) unrealized gains/(losses) on real estate securities, loans, derivatives and other investments, inclusive of our investment in AG Arc, and (b) net realized gains/(losses) on the sale or termination of such instruments, (ii) any transaction related expenses incurred in connection with the acquisition or disposition of our investments, (iii) accrued deal-related performance fees payable to Arc Home and third party operators to the extent the primary component of the accrual relates to items that are excluded from Core Earnings, such as unrealized and realized gains/(losses), (iv) realized and unrealized changes in the fair value of Arc Home's net mortgage servicing rights and the derivatives intended to offset changes in the fair value of those net mortgage servicing rights, (v) deferred taxes recognized at our taxable REIT subsidiaries, if any, (vi) any foreign currency gain/(loss) relating to monetary assets and liabilities, (vii) income from discontinued operations, and (viii) any gains/(losses) associated with exchange transactions on our common and preferred stock. Items (i) through (viii) above include any amount related to those items held in affiliated entities. Management considers the transaction related expenses referenced in (ii) above to be similar to realized losses incurred at the acquisition or disposition of an asset and does not view them as being part of its core operations. Management views the exclusion described in (iv) above to be consistent with how it calculates Core Earnings on the remainder of its portfolio. Management excludes all deferred taxes because it believes deferred taxes are not representative of current operations. As defined, Core Earnings include the net interest income and other income earned on our investments on a yield adjusted basis, including TBA dollar roll income or any other investment activity that may earn or pay net interest or its economic equivalent. Core Earnings includes earnings from AG Arc LLC. See slide 15 for a reconciliation of GAAP net income to Core Earnings. See footnote 13 for further details on AG Arc LLC. 5. The investment portfolio at period end consists of the net carrying value of our Residential Investments, Agency RMBS, Commercial Investments, and where applicable, any long positions in TBAs, including securities and mortgage loans owned through investments in affiliates, exclusive of AG Arc LLC. Our Residential Investments, Agency RMBS, and Commercial Investments are held at fair value. Our Credit Investments refer to our Residential Investments and Commercial Investments. Refer to footnote 6 for more information on the GAAP accounting for certain items included in our investment portfolio. The percentage of fair value includes any net TBA positions and securities and mortgage loans owned through investments in affiliates and is exclusive of AG Arc LLC. 6. Generally, when we purchase an investment and finance it, the investment is included in our assets and the financing is reflected in our liabilities on our consolidated balance sheet as either “Financing arrangements” or “Securitized debt, at fair value.” Throughout this presentation where we disclose our investment portfolio and the related financing, we have presented this information inclusive of (i) securities and mortgage loans owned through investments in affiliates that are accounted for under GAAP using the equity method and, where applicable, (ii) long positions in TBAs, which are accounted for as derivatives under GAAP. The related financing includes financing of $114.0 million and $116.7 million recorded within "Investments in debt and equity of affiliates" on the Company's consolidated balance sheet as of March 31, 2021 and December 31, 2020, respectively. This presentation excludes investments through AG Arc LLC unless otherwise noted. 7. The Economic Leverage Ratio is calculated by dividing total Economic Leverage, including any net TBA position, by our GAAP stockholders’ equity at quarter-end. Total Economic Leverage at quarter-end includes recourse financing arrangements recorded within "Investments in debt and equity of affiliates" exclusive of any financing utilized through AG Arc LLC, plus the payable on all unsettled buys less the financing on all unsettled sells and any net TBA position (at cost). Total Economic Leverage excludes any non-recourse financing arrangements. Non-recourse financing arrangements include securitized debt, as well as financing on certain Non-QM Loans. Our obligation to repay our non-recourse financing arrangements is limited to the value of the pledged collateral thereunder and does not create a general claim against us as an entity. 8. The yield on our debt investments represents an effective interest rate, which utilizes all estimates of future cash flows and adjusts for actual prepayment and cash flow activity as of quarter-end. Our calculation excludes cash held by the Company and excludes any net TBA position. The calculation of weighted average yield is weighted based on face value. 9. The cost of funds at quarter-end is calculated as the sum of (i) the weighted average funding costs on recourse financing arrangements outstanding at quarter-end, (ii) the weighted average funding costs on non-recourse financing arrangements, and (iii) the weighted average of the net pay rate on our interest rate swaps. The cost of funds at quarter-end are weighted by the outstanding financing arrangements at quarter-end, including any non-recourse financing arrangements. The cost of funds excludes any net TBA position. 10. Net interest margin is calculated by subtracting the weighted average cost of funds from the weighted average yield for our investment portfolio, which excludes cash held. Net interest margin also excludes any net TBA position. 11. We allocate our equity by investment using the fair value of our investment portfolio, less any associated leverage, inclusive of any long TBA position (at cost). We allocate all non-investment portfolio related assets and liabilities to our investment portfolio categories based on the characteristics of such assets and liabilities in order to sum to stockholders' equity per the consolidated balance sheets. Our equity allocation method is a non- GAAP methodology and may not be comparable to the similarly titled measure or concepts of other companies, who may use different calculations and allocation methodologies. 12. Equity residuals and principal only securities with a zero coupon rate are excluded from this calculation. 13. We invest in Arc Home LLC through AG Arc LLC, one of our equity method investees. Our investment in AG Arc LLC is $52.1 million as of March 31, 2021, representing a 44.6% ownership interest. 14. We estimate duration based on third-party models. Different models and methodologies can produce different effective duration estimates for the same securities. We allocate the net duration by asset type based on the interest rate sensitivity. Duration includes any net TBA position. Duration does not include our equity interest in AG Arc LLC. Footnotes NYSE: MITT 30

Glossary Appendix II: 31NYSE: MITT

Adjusted Book Value: As defined in footnote 2 on slide 30. AG: Angelo Gordon or Angelo, Gordon & Co., L.P. Privately held, SEC-registered investment advisor of which AG REIT Management LLC, AG MITT’s external manager, is a wholly owned subsidiary. AG MITT: AG Mortgage Investment Trust, Inc. A hybrid mortgage REIT that opportunistically invests in a diversified risk adjusted portfolio of credit investments and agency investments. APR: Annual Percentage Rate, representing a borrower’s annual cost of a mortgage loan. APOR: Average prime offer rate. Arc Home: A licensed mortgage originator, which MITT owns alongside other Angelo Gordon funds. MITT indirectly owns approximately 44.6% of Arc Home. CFPB: The Consumer Financial Protection Bureau. Economic Leverage Ratio: As defined in footnote 7 on slide 30. Fannie Mae: The Federal National Mortgage Association. Freddie Mac: The Federal Home Loan Mortgage Corporation. GCAT: Gold Creek Asset Trust, which is the shelf under which AG securitizes loans. GSE: Government-sponsored enterprise. When we refer to GSEs, we generally mean Fannie Mae or Freddie Mac. Investment Portfolio: As defined in footnote 5 on slide 30. Lock Date: Represents the date whereby a borrower has entered into an interest rate lock agreement with the lender. Non-Agency: A category of mortgage related assets that are not issued or guaranteed by the government or the GSEs. Non-MTM: Non-Mark-to-Market. When we refer to non-MTM, we generally are referring to a financing arrangement that does not have mark-to-market margin calls. Non-QM Loans: Residential mortgage loans that are not deemed "qualified mortgage," or "QM," loans under the rules of the CFPB. Non-Recourse: When we refer to Non-Recourse, we generally are referring to a financing arrangement that is not recourse to AG MITT. RPL/NPL: Re-Performing Loans/Non-Performing Loans. Residential mortgage loans collateralized by a first lien mortgage on residential mortgaged property. A re-performing loan is a type of loan in which payments were previously delinquent but have resumed. A non-performing loan is a loan that is in default. Glossary NYSE: MITT 32

33 Contact Information Angelo Gordon 245 Park Avenue, 25th Floor | New York, NY 10167 AG Mortgage Investment Trust, Inc. Investor Relations +1(212) 692-2110 ir@agmit.com NYSE: MITT

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